UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, our Board of Directors appointed Anita Britt as a director. It is currently anticipated that Ms. Britt will serve on the Audit Committee of the Board of Directors. In connection with the appointment of Ms. Britt as a director, we granted Ms. Britt restricted stock units, or RSUs, for 9,514 shares of our common stock. One-twelfth of the RSUs will vest each month and be delivered on the one-year anniversary of the February 5, 2018 grant date. Ms. Britt will also be eligible to receive compensation for her service on the Board of Directors in accordance with board compensation policies in effect from time to time, which are described under the caption “Director Compensation” in our proxy statement filed with the Securities and Exchange Commission, or the SEC, on August 7, 2017. In connection with her appointment, we will enter into our standard form of indemnity agreement with Ms. Britt, as originally filed with the SEC on June 30, 2009. There are no other arrangements or understandings pursuant to which Ms. Britt was selected as a director. There are no related party transactions between us and Ms. Britt reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 6, 2018, we issued a conditional notice of redemption to holders of our outstanding 5.000% Senior Notes due 2018, or the Notes, that we will redeem all of our outstanding Notes on March 5, 2018, or the Redemption Date. The redemption price for the Notes will be 100.00% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date, or the Redemption Price, in accordance with the provisions of the indenture governing the Notes. The notice of redemption is conditioned upon the closing of a new $75 million notes offering prior to the Redemption Date. We reserve the right to waive the condition in our sole discretion.

This Current Report on Form 8-K does not constitute a notice of redemption under the indenture governing the Notes.

We are also furnishing the disclosure in this Item 7.01 in connection with the disclosure of information in the form of textual information from a press release dated February 6, 2018. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibits

99.1	Press release from American Outdoor Brands Corporation, dated February 6, 2018

EXHIBIT INDEX

99.1	Press release from American Outdoor Brands Corporation, dated February 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

Date: February 6, 2018